                                                                      Exhibit 99

SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

1.       Statement of Cash Available for Distribution for the:

                                                                                        Three
                                                                                        Months
                                                                  Year Ended            Ended
                                                                 December 31,        December 31,
                                                                     2003                2003
                                                               ----------------     ---------------
      Net loss                                                 $       (114,000)    $       (25,000)
      Add:    Cash from reserves                                        138,000              25,000
                                                               ----------------     ---------------
      Cash Available for Distribution                          $         24,000     $             -
                                                               ================     ===============
      Distributions allocated to the General Partners          $              -     $             -
                                                               ================     ===============
      Distributions allocated to Limited Partners              $         24,000     $             -
                                                               ================     ===============

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended December 31, 2003:

         Entity                  Receiving Form of
      Compensation                  Compensation                    Amount
      ------------               -----------------                  ------
          None



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